FIRST AMENDMENT TO INTERCREDITOR AND SUBORDINATION AGREEMENT

This FIRST AMENDMENT TO INTERCREDITOR AND SUBORDINATION AGREEMENT (this "Amendment") is made effective as of February ~~10~~ 19, 2009 by and among **TXP CORPORATION,** a Nevada corporation (the "Borrower"), **LANDRY MARKS LP,** a Texas limited partnership ("Landry Marks"), and **YA GLOBAL INVESTMENTS, L.P.,** (formerly known as Cornell Capital Partners, LP), a Cayman Islands exempted limited partnership ("YA Global"), and all other parties as Creditors or participants who may now or hereinafter join in and consent to the terms and conditions of this Agreement and do thereby agree to be bound by this Agreement in respect of the terms hereof.

RECITALS

A. Landry Marks, the Borrower, and YA Global are parties to a certain Intercreditor and Subordination Agreement dated as of August 13, 2008 (the "Agreement").

B. Landry Marks, the Borrower, and YA Global wish to amend certain provisions of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Amendment of Agreement

1. The Agreement is hereby amended as follows:

1.1 The following definition is inserted into Section 1 of the Agreement immediately prior to the definition of "Distribution":

> **"Designated Account" shall mean the account identified on Exhibit "A" attached hereto and incorporated herein by reference.**

1.2 The definitions of "Landry Marks Collateral" and "YA Global Collateral" contained in Section 1 of the Agreement are hereby deleted in their entirety, and the following inserted in their respective places:

> **"Landry Marks Collateral" refers to all Accounts Receivable, including Factored Receivables, and the Designated Account.**

> **"YA Global Collateral" means, collectively, substantially all of the personal property of Borrower, and all other Collateral that has been or will be pledged to YA Global pursuant to the YA Global Credit Documents and includes, without limitation, but subject to the terms of this Agreement, the Factored Receivables and other Accounts Receivable and the Designated Account.**

1.3 Section 2(a) of the Agreement is hereby deleted in its entirety, and the following inserted in its place:

> **"(a) Collateral.**

(i) YA Global agrees that upon purchase of a Factored Receivable by Landry Marks from the Borrower in accordance with the terms of the Landry Marks Credit Documents, then YA Global agrees that such Factored Receivable shall be released from, and shall be transferred to Landry Marks free and clear of, YA Global's Liens without further release or other action by YA Global, Landry Marks, or the Borrower. Notwithstanding the foregoing, if a court of final, nonappealable jurisdiction determines that Landry Marks has financed, as opposed to purchased, the Factored Receivables, then no such release will be deemed to have occurred and notwithstanding the time, order, method, or manner of granting, or perfection of any security interest or lien, the time of filing or recording of any financing statements, assignments, deeds of trust, mortgages, or any other documents, instruments, or agreements under the UCC or any other applicable law and any provision of the UCC or any other applicable law to the contrary, the Creditors hereby agree:

A. Landry Marks shall have a first priority security interest in and Lien upon all Accounts Receivable, including all Factored Receivables; and

B. Subject to the standstill set forth in Section 2(a)(ii) and Section 9 hereof, YA Global shall have a second priority security interest in and Lien upon all Factored Receivables and other Accounts Receivable.

YA Global and Landry Marks further agree that with respect to Collateral other than Accounts Receivable:

A. Subject to the standstill set forth in Section 2(a)(iii), Section 2(a)(iv), and Section 9, Landry Marks shall have a first priority security interest in the Designated Account up to the lesser of the following (the "Landry Priority Amount"): (x) the Landry Marks Debt, and (y) $200,000;

B. YA Global shall have a second priority security interest in the Designated Account subject only to the Landry Marks lien in an amount not to exceed the Landry Priority Amount;

C. YA Global shall have a first priority security interest in and Lien(s) upon all other YA Global Collateral; and

D. Landry Marks shall not have, and shall not accept or acquire, a security interest or Lien in any assets of Borrower other than the Landry Marks Collateral.

(ii) YA Global. YA Global agrees that at all times to the extent YA Global has any Liens in and to any Accounts Receivable, such Liens shall remain subordinate to the Liens in favor of Landry Marks. YA Global agrees that notwithstanding anything contained in any YA Global Credit Documents to the contrary, until the final and indefeasible payment of all indebtedness and other obligations owing from Borrower to Landry Marks, YA Global shall not exercise any remedies or otherwise take any actions related in any way to its subordinate liens in all Accounts Receivable. YA Global agrees that it will not contest or challenge the characterization of the acquisition of Factored Receivables from Borrower by Landry Marks as a true sale transaction.

(iii) Landry Marks. Landry Marks acknowledges and agrees that it will only purchase from Borrower Accounts Receivable in connection with its Credit Documents and to the extent such Credit Documents are interpreted as a loan as opposed to a true sale, that to secure the obligations of Borrower under its Credit

Documents it will only claim a first priority Lien against and security interest in the Factored Receivables and all other Accounts Receivable and the Designated Account, subject to the limitations on the dollar amount of the same set forth herein. Landry Marks agrees that notwithstanding anything contained in any Landry Marks Credit Documents to the contrary, until the final and indefeasible payment of all indebtedness and other obligations owing from Borrower to YA Global, Landry Marks shall not exercise any remedies or otherwise take any actions related in any way against any assets of the Borrower except for Factored Receivables and all other Accounts Receivables. Without limiting the foregoing, Landry Marks specifically shall not exercise any remedies or otherwise take any actions related in any way against the Designated Account.

(iv) Designated Account. Landry Marks acknowledges and agrees that while as between YA Global and Landry Marks, Landry Marks will have the first priority lien upon the Designated Account up to the Landry Priority Amount, Landry Marks shall not have the right to exercise any rights or remedies with respect to the Designated Account, and will only receive proceeds from the Designated Account if and to the extent that YA Global determines, in its sole and exclusive discretion, but subject to the provisions of Section 9, to exercise its rights and remedies as a secured creditor with respect to the Designated Account. If YA Global does determine to exercise its rights and remedies with respect to the Designated Account, the first proceeds actually received by YA Global from the Designated Account in good and collected funds, net of any directly related costs and expenses incurred by YA Global in obtaining the same, shall be paid to Landry Marks up to the Landry Priority Amount, and applied in reduction of the Landry Marks Debt. Landry Marks acknowledges and agrees that the Landry Priority Amounts shall be calculated as of the date that YA Global notifies Landry Marks that it has exercised its rights with respect to the Designated Account, and that any amounts owed to Landry Marks with respect to Accounts Receivables factored by Landry Marks after receiving such notice shall not be included in the Landry Marks Priority Amount. The Borrower hereby acknowledges and agrees that any amounts obtained from the Designated Account by YA Global and thereafter remitted to Landry Marks in accordance with the terms hereof shall be deemed to have been received by YA Global solely as agent and bailee for Landry Marks, and shall not reduce or be a credit against the obligations of the Borrower to YA Global. All amounts in excess of the Landry Priority Amount shall be retained by YA Global and applied in reduction of the Borrower's obligations to YA Global. Other than the obligation to pay such amounts to Landry Marks to the extent actually received by YA Global from the Designated Account, and the restrictions on YA Global's actions with respect to the Designated Account expressly set forth in Section 9 hereof, YA Global shall have no obligation or duty whatsoever to Landry Marks with respect to the Designated Account. Without limiting the foregoing, and subject to the provisions of this Section and Section 9 hereof, YA Global shall not be required to (A) obtain any prior consent from Landry Marks prior to taking action with respect to the Designated Account, (B) maintain control over, or its security interest in, the Designated Account, (C) monitor the Designated Account, (D) provide notices to Landry Marks with respect to the Designated Account or any activity in the Designated Account, (E) allow the Borrower to use, or prevent the Borrower from using, any funds in the Designated Account, (F) exercise control over, sweep, or take any other enforcement actions or assert any rights whatsoever with respect to the Designated Account, or (G) take any other actions with respect to the Designated Account. Further, except for the requirement to act as Landry Marks agent and bailee for the purpose of perfecting its security interest in the Designated Account (but only to the extent that YA Global remains in possession or control of the Designated Account) as set forth Section 2(c) hereof, YA Global shall not be required to take steps to perfect, protect, or otherwise preserve Landry

Marks security interest in the Designated Account.

(v) Accounts Receivable. Notwithstanding the Liens and security interest in favor of YA Global, each of Borrower, Landry Marks and YA Global acknowledge and agree that so long as no Default or Event of Default then exists under the Landry Marks Credit Documents, and all reserve accounts (described in the Landry Marks Credit Documents) are fully funded and following application thereof to payments on delinquent Factored Receivables, each in accordance with the Landry Marks Credit Documents, Landry Marks shall, deliver the remaining purchase price not applied or credited as set forth above or in the Landry Marks Credit Documents to be paid for any Factored Receivables purchased by Landry Marks pursuant to the Landry Marks Credit Documents as directed in that certain direction letter from Borrower to Landry Marks attached hereto as Exhibit "B" (the "Direction Letter"). In addition, Landry Marks agrees that any amounts actually paid to Borrower for the acquisition of Accounts Receivable as described in Section 2.1.4 of the Landry Marks Credit Agreement shall be advanced to the Designated Account unless otherwise specified in writing to Landry Marks by Borrower and YA Global. Borrower and YA Global acknowledge and agree that Landry Marks shall be entitled to and may retain all Proceeds of all Accounts Receivable for application to the Landry Marks Debt pursuant to the Landry Marks Credit Documents. Upon full and final payment, in good and collected funds, of the Landry Marks Debt, and any obligation or right of Landry Marks to purchase further Accounts Receivable under the Landry Marks Credit Documents has been terminated, Landry Marks agrees to re-assign any Accounts Receivables to the Borrower, and remit any remaining Proceeds received by Landry Marks related thereto to the Designated Account. Each of Borrower and YA Global acknowledge and agree that, notwithstanding the Direction Letter, in accordance with the Landry Marks Credit Documents, Landry Marks has no obligation or commitment to finance or otherwise purchase any Accounts Receivable from Borrower, and any such purchase shall be subject, in all respects, to approval by Landry Marks in its sole discretion; provided, however, that if and when Landry Marks actually finances or otherwise purchases any Account Receivable from Borrower in accordance with the Landry Marks Credit Documents, the related purchase price (following application in accordance with the Landry Marks Credit documents, including, without limitation, application to credit reserve accounts or pay for delinquent Accounts Receivable or otherwise) to be delivered to the Borrower shall, if applicable, be delivered in accordance with Borrower's directions set forth in the Direction Letter. Each of Borrower and YA Global acknowledge and agree that from time to time and pursuant to its rights set forth in the Landry Marks Credit Documents, Landry Marks may receive proceeds from Accounts Receivable not then constituting Factored Receivables. At all times prior to the occurrence of a Default or Event of Default under the Landry Marks Credit Documents, YA Global and Borrower hereby direct Landry Marks to endorse and deliver to Borrower all checks and other proceeds received by Landry Marks from Account Receivables other than Factored Receivables, following application thereof to the Landry Marks Debt or reserves related to the Landry Marks Debt or otherwise in accordance with the Landry Marks Credit Documents, unless otherwise specified in writing to Landry Marks by Borrower and YA Global. From and after notice by YA Global to Landry Marks that a Default or Event of Default has occurred under the YA Global Credit Documents, YA Global and Borrower hereby direct Landry Marks to endorse and deliver to YA Global (at the address set forth in Section 26 or if cash, remitted by federal funds wire transfer to an account designated by YA Global) all checks and other proceeds received by Landry Marks from Account Receivables other than Factored Receivables, following application thereof to the Landry Marks Debt or reserves related to the Landry Marks Debt or otherwise in accordance with the Landry Marks Credit Documents, unless otherwise specified in writing to

Landry Marks by YA Global.

(vi) In order to effectuate the provisions of this Agreement, the parties hereto agree that YA Global and Landry Marks may, and, at the request of the other, shall, provide each other with information regarding the current amounts due under, and other similar information regarding the status of, their respective Credit Facilities."

1.4 Section 9 of the Agreement is hereby deleted in its entirety, and the following inserted in its place:

"9. EXERCISE OF REMEDIES

Subject only to any express provisions of this Agreement or the Credit Agreements that require a Creditor to take or refrain from taking any action, each Creditor may exercise its discretion with respect to exercising or refraining from exercising any of its rights and remedies or taking any enforcement action with respect to the Collateral which is specifically pledged under such Creditor's respective Credit Documents. YA Global agrees (a) not to take any action against any Account Receivable so long as the Landry Marks Debt is outstanding and this Agreement remains in effect, and (b) that at any time the Landry Marks Debt is outstanding, YA Global will limit its actions with respect to the Designated Account to sweeping the funds contained therein (and applying the funds obtained therefrom in accordance with Section 2(a)(iv) hereof), and will not "freeze" or place a hold on the Designated Account except as is necessary in connection with, and incidental to, effectuating such a sweep of the Designated Account. In the event that YA Global proceeds to exercise rights with respect to the Designated Account while Landry Marks Debt is outstanding as permitted by sub-section (b), above, YA Global agrees that it shall direct the institution at which the Designated Account is maintained to effect a sweep of the funds in the Designated Account within five (5) business days of YA Global initiating such enforcement action. Landry Marks agrees, except as expressly set forth herein, not to take any action against the YA Global Collateral (other than all Accounts Receivable), including, without limitation, the Designated Account, so long as the indebtedness owing from Borrower to YA Global pursuant to the YA Global Credit Documents remains outstanding and this Agreement remains in effect.

The parties agree that YA Global may at its option take any action to accelerate payment of all or any portion of the indebtedness owing by Borrower to YA Global and to foreclose or realize upon or enforce any of the YA Global Collateral (other than any Accounts Receivable) and to exercise any other rights YA Global may have, including enforcing its rights with respect to the Designated Account (subject to the provisions of Section 2(a) hereof with respect to remitting the Landry Priority Amount to Landry Marks) without the prior consent of Landry Marks; provided, that YA Global shall not take any action to foreclose or realize upon or to enforce any of its rights with respect to security interests and Liens granted by Borrower in or on any Factored Receivables or other Accounts Receivable.

Additionally, the parties agree that Landry Marks may at its option take any action to accelerate payment of all or any portion of the Landry Marks Debt and to foreclose or realize upon or enforce any of the Landry Marks Collateral (other than the Designated Account) and to exercise any other rights Landry Marks may have, without the prior consent of YA Global; provided, that Landry Marks may not take

any action to foreclose or realize upon or to enforce any of its rights with respect to security interests and Liens granted by Borrower in or on the YA Global Collateral other than Accounts Receivable."

1.5 Section 11 of the Agreement is hereby deleted in its entirety, and the following inserted in its place:

"11. AMENDMENTS, MODIFICATIONS AND INCREASES OF CREDIT DOCUMENTS

Each Creditor may enter into amendments, restatements, modifications, renewals or extensions of its Credit Documents with the Borrower without the prior written consent of the other Creditor, provided that, without the prior written consent of YA Global: (i) at no time shall the Landry Marks Credit Facility exceed an invoice face amount outstanding of Accounts Receivables of $200,000; (ii) Landry Marks shall not factor more than $700,000 in the aggregate face amount of the Borrower's Accounts Receivable; (iii) Landry Marks will not take or accept any additional Collateral other than the Landry Marks Collateral; and (iv) Landry Marks shall not increase the discount rates or fees (except for as set forth in the amendment to the Landry Marks Credit Agreement dated as of February 19, 2009, and for rates or fees set forth in the Landry Marks Credit Documents which may be imposed following a Default or Event of Default) due under the Landry Marks Credit Facility and/or the Landry Marks Credit Documents. Should any Creditor cease extending further credit to the Borrower, this Agreement shall nevertheless continue in effect as to the outstanding Liens of each Creditor until this Agreement is terminated as set forth herein."

1.6 Section 13 of the Agreement is hereby deleted in its entirety, and the following inserted in its place:

"13 TERMINATION

This Agreement is a continuing agreement and unless all Creditors then party hereto have specifically consented in writing to its earlier termination, this Agreement shall remain in full force and effect in all respects with respect to each Creditor until such time as the Credit Facilities of such Creditor are repaid in full or otherwise satisfied, and their respective Credit Documents terminated, in which case this Agreement shall terminate only with respect to such Creditor (except for the agreements of such Creditor under Sections 10, 15, 18, 21 22 and 24 hereof), but this Agreement shall continue in full force and effect with respect to all other Creditors whose respective Credit Facilities have not been paid or otherwise satisfied in full and such agreements terminated."

1.7 Exhibit "B" to the Agreement is hereby deleted in its entirety, and the exhibit attached hereto as Exhibit "B" is hereby inserted in its place.

Representation

2. In order to induce YA Global to enter into this Amendment, Landry Marks hereby represents and warrants to YA Global that as of the date hereof, there are currently no outstanding and uncollected Factored Receivables, and that other than possible contingent claims and indemnifications under the Landry Marks Credit Agreement that survive the collection of

Factored Receivables and other than costs and expenses incurred by Landry Marks in administering the Landry Marks Credit Agreement and negotiation and execution of this Amendment and related documents, the Borrower owes $0 to Landry Marks under the Landry Marks Credit Agreement.

Ratification

3. The parties hereto hereby ratify, confirm, and reaffirm, subject to the amendments expressly set forth in this Amendment, all and singular the representations, warranties, terms, and conditions set forth in the Agreement. The parties further acknowledge and agree that except as specifically modified in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

Miscellaneous

4. This Amendment shall be governed by the laws of the State of Texas (without regard to its conflicts of law principles that would call for the application of the laws of another jurisdiction).

5. Each party hereby represents and warrants that it has the full power and authority to execute and deliver this Amendment, including, in the case of the Creditors, any required consents or approvals of its co-Creditors or participants under its Credit Agreements.

6. This Amendment may be executed in any number of counterparts, and each counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREFORE, the parties hereby have executed or caused this Amendment to be executed on their behalf by their duly authorized representatives as of the date first above written.

TXP CORPORATION

By:______________________________
Name:
Title:

CREDITORS:

LANDRY MARKS PARTNERS LP

By: Landry Marks GP LLC, a Texas limited liability company, its General Partner

By: ______________________________
Tolbert B. Marks, Manager

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC, its investment manager

By:______________________________
Name:
Title:

IN WITNESS WHEREFORE, the parties hereby have executed or caused this Amendment to be executed on their behalf by their duly authorized representatives as of the date first above written.

TXP CORPORATION

By: ____________________
Name: MICHAEL C. SHORES
Title: PRESIDENT/CEO

CREDITORS:

LANDRY MARKS PARTNERS LP

By: Landry Marks GP LLC, a Texas limited liability company, its General Partner

By: ____________________
Tolbert B. Marks, Manager

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC, its investment manager

By: ____________________
Name: Troy Rillo
Title: Sr. Managing Director